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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement of Form S-4 of ICN Pharmaceuticals, Inc. of our report dated March 4, 1999, which includes an emphasis-of-a-matter paragraph related to the Company's change in method of accounting for its investment in ICN Yugoslavia, a previously consolidated subsidiary, relating to the financial statements and financial statement schedule of ICN Pharmaceuticals, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Public Accountants" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

     -----------------------------------------------------
     PricewaterhouseCoopers LLP

Newport Beach, California

August 3, 1999